SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made this 4th day of February, 2013 by and among, Propell Technologies Group, Inc., a Delaware corporation (“Propell”) on one hand, and the shareholders of Novas Energy (USA), Inc., a Delaware corporation (the “Company”), as set forth on the signature pages attached hereto (collectively, the “Selling Shareholders”), on the other hand.

BACKGROUND

A. The Board of Directors of Propell and the Selling Shareholders have determined that an acquisition of the Company’s outstanding shares by Propell through a voluntary share exchange with the Selling Shareholders (the “Exchange”), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Board of Directors, along with the Selling Shareholders, have approved such Exchange, pursuant to which each share of capital stock of the Company (the “Shares”) issued and outstanding immediately prior to the Closing Date (as defined in Section 1.04) will be exchange for one share of common stock of Propell or an aggregate of 100,000,000 shares of common stock of Propell (the “Exchange Shares”).

B. After the Closing, the Selling Shareholders’ ownership interest in Propell shall represent approximately 56% of the outstanding voting power of the Propell (40% of the issued and outstanding shares of Propell on a fully diluted basis after taking into account all convertible stock and debt).

C. Propell and the Selling Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

D. For federal income tax purposes, the parties intend that the Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE EXCHANGE

1.01          Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (“DGCL”), at the Closing (as hereinafter defined), the parties shall do the following:

(a)          The Selling Shareholders will sell, convey, assign, and transfer the Shares to Propell by delivering to Propell stock certificates or duly executed stock powers issued in the name of Propell evidencing the Shares (the “Share Certificate”). The Shares transferred to Propell at the Closing shall constitute 100% of the issued and outstanding equity interests of the Company.

(b)          As consideration for its acquisition of the Shares, Propell shall issue the Exchange Shares to the Selling Shareholders by delivering share certificates to the Selling Shareholders registered in the name of the Selling Shareholders, or their nominees, evidencing the Exchange Shares (the “Exchange Shares Certificates”) in such amounts attributable to the Selling Shareholders as set forth on Exhibit A hereto.

(c)          For federal income tax purposes, the Exchange is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of Propell, the Company or the Selling Shareholders has taken or failed to take, and after the Closing Date (as defined below), Propell shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

1.02          Effect of the Exchange. From and after the Closing, each Selling Shareholder shall cease to have any rights with respect to the Shares. The current officers and directors of Propell shall remain as the officers and directors of Propell and after the Closing, Propell shall cause to be taken all action necessary to elect or appoint the current directors of Propell as the directors of the Company.

1.03          Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Exchange (the “Closing”) will take place at 10:00 a.m. U.S. Pacific Standard Time on the business day within 3 days of satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article V) (the “Closing Date”), at the offices of Gracin & Marlow, LLP, 405 Lexington Avenue, New York, New York 10174, unless another date, time or place is agreed to in writing by the parties hereto.

1.04          Closing Date of Exchange. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the Exchange shall become effective (the “Closing Date”).

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01          Representations and Warranties of the Selling Shareholders Related to the Company. Except as set forth in the disclosure schedule delivered by the Selling Shareholders to Propell at the time of execution of this Agreement (the “Selling Shareholders Disclosure Schedule”), the Selling Shareholders, jointly and severally, represent and warrant to Propell as follows:

(a)          Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

(b)          Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

(c)          Capital Structure. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 2.01(c). Except as set forth in Schedule 2.01(c), no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which they are bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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(d)          Authority; Noncontravention. Each Selling Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and when delivered by the Selling Shareholders shall constitute a valid and binding obligation of the Selling Shareholders, enforceable against each of the Selling Shareholders, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Selling Shareholders or the Company under, (i) the Company’s or any Selling Shareholder’s certificate or articles of incorporation, bylaws or other organizational or charter documents of the Company; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession; franchise or license applicable to the Company, a Selling Shareholder or its properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, a Selling Shareholder, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or a Selling Shareholder, as applicable, or could not prevent, hinder or materially delay the ability of the Selling Shareholders to consummate the transactions contemplated by this Agreement.

(e)          Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or a Selling Shareholder in connection with the execution and delivery of this Agreement by the Selling Shareholders or the consummation by the Selling Shareholders of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

(f)          Financial Statements of the Company. Propell has received a copy of the unaudited financial statements of the Company for the 6 months ended December 31, 2012 (the “Company Financial Statements”). The Company Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

(i)          Since December 31, 2012 (the “Company Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

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(ii)          Since the Company Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company, except as disclosed in writing to Propell, issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock of any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

(g)          Absence of Certain Changes or Events. Since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(i)          material adverse change with respect to the Company;

(ii)          event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of Propell;

(iii)          condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Selling Shareholders to consummate the transactions contemplated by this Agreement;

(iv)          incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Propell in writing;

(v)          creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)          transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)          labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)          payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)          write-offs or write-downs of any assets of the Company;

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(x)          creation, termination or amendment of, or waiver of any right under, any material contract of the Company;

(xi)          damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;

(xii)          other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or

(xiii)          agreement or commitment to do any of the foregoing.

(h)          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)          Litigation; Labor Matters; Compliance with Laws.

(i)          There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Selling Shareholders to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(ii)          The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Company.

(iii)          The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(j)          Benefit Plans. The Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

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(k)          Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code) or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l)          Properties & Tangible Assets.

(i)          The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(ii)          The Company has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business. Except as set forth on Schedule 2.01(l), each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. The Company does not have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets.

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(m)          Intellectual Property.

(i)          As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property of the Company, including intellectual property related to the Company’s technology for production enhancement of hydrocarbon deposits utilizing metallic plasma-generated, directed , nonlinear wide-band and elastic oscillations at resonance frequencies (the “Production Enhancement Technology”), whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”) related to the Production Enhancement Technology; (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof with respect to related to the Production Enhancement Technology (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(ii)          Schedule 2.01(m) sets forth a list and description of the Intellectual Property of the Company to be used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property; (b) all Software developed by or for the Company; and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(iii)          The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 2.01(m) (and any other Intellectual Property required to be listed in Schedule 2.01(m)) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all liens, security interests, encumbrances or any other obligations to others, and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is planned to be conducted. The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable. The Company has not granted and will not grant any third party any license or other right under any Intellectual Property. The pending patent application listed on Schedule 2.01(m) are currently pending at the United States Patent and Trademark Office and all required filings related thereto have been obtained.

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(iv)          The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company. The Company does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company; (b) that any third-party has a right to use any such Intellectual Property; or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property. The Company has no present or future known obligation or requirement to compensate any person with respect to the Intellectual Property, whether by payment of royalties or not, whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition of the Intellectual Property. None of the present of former employees of the Company owned directly or indirectly or have any other right or interest in the Intellectual Property.

(v)          The Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(vi)          The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(vii)          The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.

(viii)          All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by the Company and listed (or required to be listed) on Schedule 2.01(m) have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor. There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within 90 days after the date of this Agreement.

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(n)          Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements incurred in the ordinary course of business and except for $500,000 owed to Anuta Limited for costs accumulated to consummate the transaction.

(o)          Ownership of Stock. The Selling Shareholders own all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type and upon transfer to the Company such shares will be free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

(q)          Material Agreements.

(i)          Schedule 2.01(q) lists the following contracts and other agreements (“Material Agreements”) to which either the Company or the Selling Shareholders are a party: (a) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (b) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its assets, tangible or intangible; (d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers and managers or any of the Company’s employees; (e) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than 30 days notice; (f) any agreement with any current or former officer, director, shareholder or affiliate of the Company; (g) any agreements relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (h) any agreements for the sale of any of the assets of the Company, other than in the ordinary course of business; (i) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (j) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (k) any other agreement under which the consequences of a default or termination could reasonably be expected to have a material adverse effect on the Company.

(ii)          The Company has made available to Propell either an original or a correct and complete copy of each written Material Agreement. Except as set forth on Schedule 2.01(q), with respect to each Material Agreement to which the Company or the Selling Shareholders are a party thereto: (a) the agreement is the legal, valid, binding, enforceable obligation of the Company or any of the Selling Shareholders and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b)(X) neither the Company nor the Selling Shareholders party thereto is in material breach or default thereof, (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; or (Z) the Company has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Agreement; and (c) neither the Company nor the Selling Shareholders have repudiated any material provision of the agreement.

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(r)          Material Contract Defaults. The Company is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Company Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which the Company or the Selling Shareholders are a party (i) with expected receipts or expenditures in excess of $25,000; (ii) requiring the Company or the Selling Shareholders to indemnify any person; (iii) granting exclusive rights to any party; (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness; or (v) which, if breached by the Company or the Selling Shareholders in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or the Selling Shareholders or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(s)          Tax Returns and Tax Payments.

(i)          The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Financial Statements (rather than in any notes thereto). Since the Balance Sheet Date, the Company has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

(ii)          No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, and no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect.

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(iii)          As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(t)          Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on the Company and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Company. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(u)          Accounts Receivable. All of the accounts receivable of the Company that are reflected in the Company Financial Statements or the accounting records of the Company as of the Closing Date (collectively, the “Company Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Company Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

(v)          Full Disclosure. All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Propell or its representatives by or on behalf of any of the Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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2.02          Representations and Warranties of Propell. Except as set forth in the disclosure schedule delivered by Propell to the Selling Shareholders at the time of execution of this Agreement (the “Propell Disclosure Schedule”), Propell represents and warrants to the Selling Shareholders as follows:

(a)          Organization, Standing and Corporate Power. Propell is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Propell is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Propell. Shares of common stock of Propell, par value $0.001 (“Propell Common Stock”), are listed on the OTCQB under the symbol “PROP.”

(b)          Subsidiaries. Propell does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise other than as set forth in the Propell SEC Documents (as defined herein).

(c)          Capital Structure of Propell. As of the date of this Agreement, the authorized capital stock of Propell consists of 500,000,000 shares of Propell Common Stock, $0.001 par value and 10,000,000 shares of Propell Preferred Stock, $.001 par value, of which approximately 27,245,371 shares of Propell Common Stock are issued and outstanding and no shares of Propell Common Stock are issuable upon the exercise of warrants or options except as set forth in the Propell SEC Documents (as defined herein) and 5,000,000 shares of Propell Preferred Stock are designated as Series A Preferred Stock, all of which are issued and outstanding. Except as set forth above, no shares of capital stock or other equity securities of Propell are issued, reserved for issuance or outstanding. All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

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(d)          Corporate Authority; Noncontravention. Propell has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Propell and the consummation by Propell of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Propell. This Agreement has been duly executed and when delivered by Propell shall constitute a valid and binding obligation of Propell, enforceable against Propell in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Propell under, (i) its articles of incorporation, bylaws, or other charter documents of Propell; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Propell, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Propell, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Propell or could not prevent, hinder or materially delay the ability of Propell to consummate the transactions contemplated by this Agreement.

(e)          Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Propell in connection with the execution and delivery of this Agreement by Propell, or the consummation by Propell of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Delaware Law of Corporations, the Securities Act or the Exchange Act.

(f)          Financial Statements. The financial statements of Propell included in the reports, schedules, forms, statements and other documents filed by Propell with the Securities and Exchange Commission (“SEC”) (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Propell SEC Documents”), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Propell as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Propell’s independent accountants). Except as set forth in the Propell SEC Documents, at the date of the most recent audited financial statements of Propell included in the Propell SEC Documents, Propell has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Propell.

(g)          Absence of Certain Changes or Events. Except as disclosed in the Propell SEC Documents, since the date of the most recent financial statements included in the Propell SEC Documents, Propell has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(i)          material adverse change with respect to Propell;

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(ii)          event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of the Company;

(iii)          condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Propell to consummate the transactions contemplated by this Agreement;

(iv)          incurrence, assumption or guarantee by Propell of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;

(v)          creation or other incurrence by Propell of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)        transaction or commitment made, or any contract or agreement entered into, by Propell relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Propell of any contract or other right, in either case, material to Propell, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)          labor dispute, other than routine, individual grievances, or, to the knowledge of Propell, any activity or proceeding by a labor union or representative thereof to organize any employees of Propell or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)          payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)          write-offs or write-downs of any assets of Propell;

(x)          creation, termination or amendment of, or waiver of any right under, any material contract of Propell;

(xi)          damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Propell;

(xii)          other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Propell; or

(xiii)          agreement or commitment to do any of the foregoing.

(h)          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Propell to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

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(i)          Litigation; Labor Matters; Compliance with Laws.

(i)          There is no suit, action or proceeding or investigation pending or, to the knowledge of Propell, threatened against or affecting Propell or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Propell or prevent, hinder or materially delay the ability of Propell to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Propell having, or which, insofar as reasonably could be foreseen by Propell, in the future could have, any such effect.

(ii)          Propell is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Propell.

(iii)          The conduct of the business of Propell complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(j)          Benefit Plans. Propell is not a party to any Benefit Plan under which Propell currently has an obligation to provide benefits to any current or former employee, officer or director of Propell.

(k)          Certain Employee Payments. Propell is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Propell of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code) or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l)          Material Contract Defaults. Propell is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Propell Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Propell Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which Propell is a party (i) with expected receipts or expenditures in excess of $25,000; (ii) requiring Propell to indemnify any person; (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness; or (v) which, if breached by Propell in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Propell or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

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(m)          Properties. Propell has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Propell or acquired after the date thereof which are, individually or in the aggregate, material to Propell’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Propell are held by them under valid, subsisting and enforceable leases of which Propell is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(n)          Intellectual Property. Propell owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Propell’s licenses to use Software programs are current and have been paid for the appropriate number of users. To the knowledge of Propell, none of Propell’s Intellectual Property or Propell License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Propell or its successors. The term “Propell License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound

(o)          Board Determination. The Board of Directors of Propell has unanimously determined that the terms of the Exchange are fair to and in the best interests of Propell and its shareholders.

(p)          Undisclosed Liabilities. Propell has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Propell SEC Documents incurred in the ordinary course of business or those which are not material.

(q)          Full Disclosure. All of the representations and warranties made by Propell in this Agreement, and all statements set forth in the certificates delivered by Propell at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Propell pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Propell and the Propell Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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2.03          Representations and Warranties of Selling Shareholders Related to the Shares and Exchange Shares. Each of the Selling Shareholders jointly and severally represent and warrant to Propell as follows:

(a)          Ownership of the Shares. It own all of the Shares, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type. It has taken no action that would impair its ability to exchange the Shares.

(b)          Power of Selling Shareholders to Execute Agreement. It has the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal binding obligation of it and is enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c)          Agreement Not in Breach of Other Instruments Affecting Selling Shareholders. The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provisions of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which it is a party or by which it is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator or any applicable law, rule, or regulation.

(d)          Accuracy of Statements. Neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by it to Propell in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

(e)          Valid and Binding Obligation. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

(f)           Investment Purpose. It is receiving the Exchange Shares in exchange for the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").  It understands that the Exchange Shares have not been registered under the Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

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(g)           Provision of Information. It has discussed with Propell its plans, operations and financial condition with its officers and has received all such information as it deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Exchange Shares.  It has received satisfactory and complete information concerning the business and financial condition of Propell in response to its inquiries. It has reviewed Propell’s filings with the Securities and Exchange Commission.

(h)             Risk in Investment. It realizes that the receipt of the Exchange Shares in the exchange will be a highly speculative investment. It is able, without impairing its financial condition, to hold the Exchange Shares for an indefinite period of time and to suffer a complete loss of its investment.  It recognizes that Propell has a limited financial and operating history and the investment in Propell involves substantial risks.  It understands all of the risks related to the exchange of the Shares for the Exchange Shares.  By virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to Propell, it is capable of evaluating the merits and risks of its investment in Propell and has the capacity to protect its own interests.

(i)             Transfer of The Exchange Shares. It understands that the Exchange Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available.  Moreover, it understands that Propell is under no obligation to register the Exchange Shares.  It is aware of Rule 144 promulgated under the Act that permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.  It understands that the Exchange Shares will be imprinted with a legend which prohibits the transfer of the Exchange Shares unless they are registered or such registration is not required in the opinion of counsel for Propell.

(j)              Experience. It has substantial experience in evaluating and investing in securities of companies similar to Propell and acknowledges that it can protect its own interests. It has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in Propell.  It is an “accredited investors” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Act.

(k)             Accuracy of Statements. It confirms that the statements made in the Agreement are true on the date hereof, and acknowledges that the statements made therein have been relied upon by Propell in making its offering to it.  It agrees to indemnify and hold harmless Propell and its respective officers, directors and stockholders, from any and all damages, losses, costs and expenses(including reasonable attorneys’ fees) that they may incur, by reason of any breach of any of the statements or representations made by it contained  herein or therein.

(l)             Non-U.S. It is outside of the United States when receiving and executing this Agreement and it is not a U.S. Person as defined in Rule 902 of Regulation S.

(m)          Reliance on Exemptions. It understands that the Exchange Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Propell is relying in part upon the truth and accuracy of, and its compliance with, the representations, warranties, agreements, acknowledgments and understandings of it set forth herein in order to determine the availability of such exemptions and the eligibility of it to acquire the Exchange Shares.

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(n)           No Governmental Review.  It understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

(o)          General Solicitation. It is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(p)          No Directed Selling Efforts. It has not acquired the Exchange Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Exchange Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Exchange Shares.

(q)          No Plan or Scheme. It acknowledges that the statutory and regulatory basis for the exemption from U.S. registration requirements claimed for the offer of the Exchange Shares although in technical compliance with Regulation S would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Act or any applicable state or provincial securities laws.

(r)          Observance of Local Laws. To the best of its knowledge, it is in compliance with the laws of its jurisdiction in connection with any invitation to subscribe for the Exchange Shares or any use of this Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Exchange Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Exchange Shares. Its beneficial ownership of the Exchange Shares, will not violate any applicable securities or other laws of its jurisdiction.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

3.01          Conduct of the Company and Propell. From the date of this Agreement and until the Closing, or until the prior termination of this Agreement, the Selling Shareholders and Propell shall not, unless mutually agreed to in writing:

(a)          engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of the assets of Propell or the Company which will not be discharged in full prior to the Closing;

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(b)          sell, assign or otherwise transfer any of the assets of Propell or the Company, or cancel or compromise any debts or claims relating to the assets of Propell or the Company, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)          fail to use reasonable efforts to preserve intact the present business organizations of Propell or the Company, keep available the services of the employees of Propell or the Company and preserve the material relationships of Propell or the Company with customers, suppliers, licensors, licensees, distributors and others, to the end that the good will and ongoing business of Propell or the Company not be impaired prior to the Closing;

(d)          except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to the Company and Propell or their business or assets; or

(e)          make any material change with respect to the business of Propell or the Company in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.01          Access to Information; Confidentiality

(a)          The Selling Shareholders shall cause the Company to, and shall cause the Company’s officers, employees, counsel, financial advisors and other representatives to, afford to Propell and its representatives reasonable access during normal business hours during the period prior to the Closing to the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Selling Shareholders shall cause the Company to cause its officers, employees and representatives to, furnish promptly to Propell all information concerning the Company’s business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of Propell set forth herein and compliance by Propell of its obligations hereunder, during the period prior to the Closing, Propell shall provide the Selling Shareholders and their representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Selling Shareholders to confirm the accuracy of the representations and warranties of Propell set forth herein and compliance by Propell of its obligations hereunder, and, during such period, Propell shall, and shall cause its officers, employees and representatives to, furnish promptly to the Selling Shareholders upon any request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Selling Shareholders and Propell will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

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(b)          No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

4.02          Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. Propell and the Selling Shareholders shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

4.03          Public Announcements. Propell, on the one hand, and the Selling Shareholders, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, securities regulation or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

4.04          Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Propell.

4.05          Post-Exchange Capitalization. At the Closing, Propell will have 27,245,371 and 5,000,000 shares of Propell Common Stock and Preferred Stock issued and outstanding. At the Closing, the Company will have 100,000,000 shares of Common Stock issued and outstanding, and no options to purchase its Common Stock issued and outstanding.

4.06          Post-Closing Delivery of the Exchange Shares Certificates & Warrant. Within 7 business days of the Closing Date, Propell shall have taken all action necessary to have the Exchange Shares Certificates to the Selling Shareholders.

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ARTICLE V

CONDITIONS PRECEDENT

5.01          Conditions to Each Party’s Obligation to Effect the Exchange. The obligation of each party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)          No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

(b)          Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on Propell or the Company shall have been obtained, made or occurred.

(c)          No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Propell or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or Propell.

(d)          Company Shareholders Approval. The Selling Shareholders shall have adopted and approved this Agreement and the Exchange in accordance with applicable law.

5.02          Conditions Precedent to Obligations of Propell. The obligation of Propell to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)          Representations, Warranties and Covenants. The representations and warranties of the Selling Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date and (ii) the Selling Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

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(b)          Consents. Propell shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)          No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

(e)          Delivery of the Share Certificate. The Selling Shareholders shall have delivered the Share Certificate to Propell on the Closing Date.

(f)          Secretary’s Certificate of the Company. Propell shall have received a true and complete copy of (A) the articles or certificate of incorporation of the Company and all amendments thereto and (B) the bylaws of the Company and all amendments thereto.

(g)          Due Diligence Investigation. Propell shall be reasonably satisfied with the results of its due diligence investigation of the Company and the Selling Shareholders in its sole and absolute discretion.

5.03          Conditions Precedent to Obligation of the Selling Shareholders. The obligations of the Selling Shareholders to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)          Representations, Warranties and Covenants. The representations and warranties of Propell in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date and (ii) Propell shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Closing Date.

(b)          Consents. The Selling Shareholders shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)          Officer’s Certificate of Propell. The Selling Shareholders shall have received a certificate executed on behalf of Propell by an executive officer of Propell, confirming that the conditions set forth in Sections 5.03(a) and 5.03(d) have been satisfied.

(d)          No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Propell that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Propell.

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(e)          Board Resolutions. The Selling Shareholders shall have received resolutions duly adopted by Propell’s Board of Directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(f)          Due Diligence Investigation. The Selling Shareholders shall be reasonably satisfied with the results of its due diligence investigation of Propell in its sole and absolute discretion.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

6.01          Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

(a)          by mutual written consent of Propell and the Selling Shareholders;

(b)          by either Propell or the Selling Shareholders if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

(c)          by either Propell or the Selling Shareholders if the Exchange shall not have been consummated on or before March 31, 2013 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Closing Date);

(d)          by Propell, if a material adverse change shall have occurred relative to the Company or Shares (and not curable within 30 days);

(e)          by the Selling Shareholders if a material adverse change shall have occurred relative to Propell (and not curable within 30 days);

(f)          by Propell, if the Selling Shareholders willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)          by the Selling Shareholders, if Propell willfully fails to perform in any material respect any of its obligations under this Agreement.

6.02          Effect of Termination. In the event of termination of this Agreement by either the Company or Propell as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Propell or the Selling Shareholders, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

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6.03          Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

6.04          Extension; Waiver. Subject to Section 6.01(c), at any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

6.05          Return of Documents. In the event of termination of this Agreement for any reason, Propell and the Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Neither Propell nor any of the Selling Shareholders will use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

ARTICLE VII

INDEMNIFICATION AND RELATED MATTERS

7.01          Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until 24 months after the Closing Date (except for with respect to Taxes which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

7.02          Indemnification

(a)          Propell shall indemnify and hold the Selling Shareholders harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which Propell may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by Propell as set forth herein.

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(b)          The Selling Shareholders shall jointly indemnify and hold Propell and Propell’s officers and directors (“Propell’s Representatives”) harmless for, from and against any and all Losses to which Propell or Propell’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by the Company or Selling Shareholders as set forth herein or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing or (B) the operations of the Company prior to the Closing.

7.03          Notice of Indemnification. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within 30 days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

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ARTICLE VIII

GENERAL PROVISIONS

8.01          Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature page of this Agreement (or at such other address for a party as shall be specified by like notice). All Notices to the Selling Shareholders shall be sent “care of” the Company.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day; (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day; (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service; or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

8.02          Definitions. For purposes of this Agreement:

(a)          an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)          “material adverse change” or “material adverse effect” means, when used in connection with the Company or Propell, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Propell to the consummation of the Exchange);

(c)          “ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

(d)          “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

(e)          “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) that is owned directly or indirectly by such first person; and

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(f)          “security interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (i) mechanic’s, materialmen’s, and similar liens; (ii) statutory liens for taxes not yet due and payable; (iii) purchase money liens and liens securing rental payments under capital lease arrangements; (iv) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (v) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

8.03          Interpretation. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section of, or an exhibit or schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

8.04          Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

8.05          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.06          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.07          Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

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8.08          Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8.09          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

8.10          Attorneys Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

Propell:

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ Edward Bernstein
Edward Bernstein
Name:

Title:	Chief Executive Officer

Address: 305 San Anselmo Avenue San Anselmo, CA 94960

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COUNTERPART SIGNATURE PAGE

TO

SHARE EXCHANGE AGREEMENT

The undersigned does hereby agree to be bound by all of the terms and provisions of the Share Exchange Agreement, including all exhibits and schedules attached thereto, dated February 4, 2013, by and among, Propell Technologies Group, Inc., a Delaware corporation (“Propell”) on one hand, and each of the shareholders of the Company (each a “Selling Shareholder” and collectively, the “Selling Shareholders”), on the other hand.

Selling Shareholder:

By:

Print Name:

Company:

Title:
Address for Notice of Purchaser:

Address for Delivery of Shares for Purchaser (if not same as above):

Number of Shares Being Exchanged

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EXHIBIT A

DISTRIBUTION OF EXCHANGE SHARES TO SELLING SHAREHOLDERS

Name of Selling Shareholder	No. of Exchange Shares

Snapshot Ltd.	1,000,000

Oxnard Universal SA	10,920,000	-

Avery Financial Business	5,580,000	-

Anuta Limited (Seycheles)	12,500,000

Base-Marketing LTD (Seycheles)	12,500,000

RealCom LTD (Anquilla)	12,500,000

Greencloud LTD (Nevis)	12,500,000

Resouse Ingeneering LTD (BVI)	7,500,000

Store & Navigation (BVI)	12,500,000

Demesne Hold Limited (Nevis)	12,500,000

Schedule 2.01(c)

Name of Selling Shareholder	Ownership of Company Shares

Snapshot Ltd.	1,000,000

Oxnard Universal SA	10,920,000

Avery Financial Business	5,580,000

Anuta Limited (Seycheles)	12,500,000

Base-Marketing LTD (Seycheles)	12,500,000

RealCom LTD (Anquilla)	12,500,000

Greencloud LTD (Nevis)	12,500,000

Resouse Ingeneering LTD (BVI)	7,500,000

Store & Navigation (BVI)	12,500,000

Demesne Hold Limited (Nevis)	12,500,000

Schedule 2.01(m)

Intellectual Property

Patent Assignment Application No. 61/684,988 (Process and Apparatus For The Production Enhancement Of Hydrocarbon Deposits Using metallic Plasma-Generated, Directed. Nonlinear, Wide-Band Elastic Oscillations At Resonance) from P.G. Ageev and A.A. Molchanov (Assignor) to Novas Energy Group Limited (Assignee)

Schedule 2.01(q)

Material Agreements

License Agreement between Novas Energy Group Limited

and Novas Energy (USA), Inc. dated January 30, 2013